Exhibit 99.2

ASSIGNMENT

     WHEREAS Hadasit Medical Research Services and Development Ltd., a company incorporated under the laws of Israel and having an address at P.O. Box 12000, 91 120 Jerusalem, Israel (the “Assignor”), is the owner of all right, title and interest to the inventions as set forth in the attached Schedule (the “Inventions”) and the Provisional Patent Applications, Patent Applications and Patents as set forth in the attached Schedule (the “Patents”) and all of the Provisional Patent Applications, Patent Applications and Letters Patent to be issued in connection with the Inventions and Patents;

     AND WHEREAS, Integrated Security Technologies, Inc. a company incorporated under the laws of State of Nevada and having an address at 1500-885 West Georgia Street, Vancouver, British Columbia, Canada, (the “Assignee”), is desirous of securing the entire right, title and interest in and to the Inventions and the Patents and all of the Provisional Patent Applications, Patent Applications and Letters Patent to be issued in connection with the Inventions and Patents;

     NOW, THEREFORE, be it known that, for good and valuable consideration the sufficiency and receipt of which from Assignee is hereby acknowledged, we, as Assignor, have sold, assigned, transferred, and set over, and do hereby sell, assign, transfer, and set over unto the Assignee, its lawful successors and assigns, our entire, worldwide right, title, and interest in and to the Inventions and the Patents, including all divisions, and continuations thereof, and all Patent Applications and Letters Patents of the United States, of Canada and of all other countries, which may be granted thereon, and all reissues thereof; and we hereby authorize and request the Commissioner of Patents and Trademarks of the United States, Canada and of other countries to issue all such Patent Applications and Letters Patents to Assignee, its successors and assigns, in accordance with the terms of this Assignment.

     AND, WE HEREBY further covenant and agree that we will, without further consideration, communicate with Assignee, its successors and assigns, any facts known to us respecting the inventions and testify in any legal proceeding, sign all lawful papers when called upon to do so, execute and deliver all papers that may be necessary or desirable to perfect the title to the Inventions and Patents in said Assignee, its successors and assigns, execute all divisional, continuation, and reissue applications, make all rightful oaths and generally do everything possible to aid Assignee, its successors and assigns, to obtain and enforce proper patent protection for the inventions in the United States, Canada and all other countries, it being understood that any expense incident to the execution of such papers shall be borne by the Assignee, its successors and assigns.

EXECUTED this 8th day of March, 2006.

IN TESTIMONY WHEREOF, We have hereunto set our hands.

HADASIT MEDICAL RESEARCH SERVICES AND DEVELOPMENT LTD.

Per:     /s/ Dr. Raphael Hofstein

          Authorized Signatory

     The Assignee hereby accepts the above assignment and appoints Clark Wilson LLP, Barristers and Solicitors of 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1 as its Agent and the firm to which any Notice in respect of the Inventions or the Patents may be sent and upon which service of any proceedings in respect of the Inventions or the Patents, and all of the Provisional Patent Applications, Patent Applications and Letters Patent to be issued in connection with the Inventions and Patents may be given or served with the same effect as if they had been given to or served upon the Assignee.

EXECUTED this 8th day of March, 2006.

INTEGRATED SECURITY TECHNOLOGIES, INC.

Per:  /s/ Randy White

         Authorized Signatory

Schedule To Assignment
Between
Hadasit Medical Research Services and Development Ltd. and
Integrated Security Technologies, Inc.

Inventions

Methods and composition for oral administration of insulin

Patents, Patent Applications and Provisional Patent Applications

TITLE	JURISDICTION	PATENT / APPLICATION #
Provisional Patent Application	United States	60/718,716
Patent (expired)	United States	4,579,730
Patent Application (expired)	Israel	114673 from 19.7.95
Patent Application (expired)	United States	08/983612 Art. Unit:1653